UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2009 (April 23, 2009)

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52294	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue, Waltham
Massachussetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

On April 23, 2009, American DG Energy Inc. (“Registrant”) entered into a subscription agreement (“Agreement”) with certain investors, pursuant to which the Registrant will sell, and such investors will buy, 1,076,190 shares of restricted Common Stock. The purchase price per share is $2.10 and the aggregate purchase price for the shares is approximately $2,260,000. The closing of the transaction is scheduled to take place on April 27, 2009, and the closing is subject to customary closing conditions.

The sale of Common Stock was made pursuant to an exemption from registration under Regulation D of the Securities Act of 1933, as amended.

A copy of the form of Subscription Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The registrant hereby furnishes the following exhibit:

10.1	Form of Subscription Agreement for Common Stock of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 27, 2009	AMERICAN DG ENERGY INC. By: /s/ Anthony S. Loumidis _____________________________________ Anthony S. Loumidis, Chief Financial Officer